Exhibit 10.4

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is being made and entered into as of [●], 2015, by and among LONG ISLAND ICED TEA CORP., a Delaware corporation (“Holdco”), PHILIP THOMAS, on behalf of the members of Long Island Brand Beverages LLC (the “Members”), in his capacity as the LIBB Representative under the Merger Agreement (as defined below) and herein (the “LIBB Representative”), and not in his personal capacity, and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as escrow agent (the “Escrow Agent”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

WHEREAS, Holdco has entered into the Agreement and Plan of Reorganization (“Merger Agreement”), dated as of December 31, 2014 and amended as of April 23, 2015, by and among Cullen Agricultural Holding Corp., a Delaware corporation (“Parent”), Holdco, Cullen Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Parent Merger Sub”), LIBB Acquisition Sub, LLC, a New York limited liability company and wholly owned subsidiary of Holdco (“Company Merger Sub”), Long Island Brand Beverages LLC, a New York limited liability company (the “Company”), and Phil Thomas (“Thomas”) and Thomas Panza (“Panza” and together with Thomas, the “Founders”);

WHEREAS, pursuant to the Merger Agreement, (i) Parent Merger Sub will merge with and into Parent, with Parent being the surviving entity and the stockholders of Parent receiving one share of common stock, par value $0.0001 per share, of Holdco (together with any securities issued in exchange therefore or in respect thereof, “Holdco Common Stock”) for every 15 shares of common stock, par value $0.0001 per share, of Parent held by them, and (ii) Company Merger Sub will merge with and into the Company, with the Company being the surviving entity and the Members receiving shares of Holdco Common Stock, as a result of which Parent and the Company will become wholly owned subsidiaries of Holdco and Holdco will become a public company;

WHEREAS, pursuant to the Merger Agreement, (i) Parent, Surviving Pubco and the Surviving Subsidiaries and their respective successors and permitted assigns (the “Parent Indemnitees”) are entitled to be indemnified in certain respects by the Members and (ii) the consideration payable to the Members is subject to downward adjustment based on the working capital of Parent and the Company at the Closing;

WHEREAS, the parties desire to establish segregated escrow funds as collateral security and the sole remedy for the Members’ indemnification obligations under the Merger Agreement and as the sole means of providing for any such downward working capital adjustment;

WHEREAS, Paul Vassilakos has been appointed as the sole member of the Committee under the Merger Agreement and herein (the “Committee”); and

WHEREAS, (i) the LIBB Representative has been designated pursuant to the Merger Agreement as each Signing Member’s representative and agent to represent all of the Signing Members, and to act on their behalf for purposes of this Agreement, and (ii) the Committee has been designated pursuant to the Merger Agreement to act on behalf of Parent and Holdco to take all necessary actions and make all decisions pursuant to this Agreement after the Closing.

NOW, THEREFORE, the parties hereto agree as follows:

1.          (a)          Concurrently with the execution hereof, each of the Signing Members (or the LIBB Representative or Holdco, on their behalf) is delivering to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement, (i) a stock certificate for the number of shares of Holdco Common Stock set forth in a written notice delivered by the LIBB Representative to the Escrow Agent and the Committee prior to the date hereof, to be held by the Escrow Agent as collateral security and the sole remedy for the Members’ indemnification obligations under the Merger Agreement, all such certificates together representing 500,000 shares of Holdco Common Stock in the aggregate (the “Indemnity Escrow Shares”), and (ii) a stock certificate for the number of shares of Holdco Common Stock set forth in a written notice delivered by the LIBB Representative to the Escrow Agent and the Committee prior to the date hereof, to be held by the Escrow Agent as the sole means of providing for any downward working capital adjustment under the Merger Agreement, all such certificates together representing 66,667 shares of Holdco Common Stock in the aggregate (the “Adjustment Escrow Shares,” and together with the Indemnity Escrow Shares, the “Escrow Shares”), each issued in the name of such Member representing a portion of the Holdco Common Stock issued to such Member pursuant to the Merger Agreement, together with three (3) assignments (separate from certificate) executed in blank by such Member, with medallion signature guarantees. The Indemnity Escrow Shares so delivered by the Sellers to the Escrow Agent are herein referred to in the aggregate as the “Indemnity Escrow Fund” and the Adjustment Escrow Shares so delivered by the Sellers to the Escrow Agent are herein referred to in the aggregate as the “Adjustment Escrow Fund.” The Indemnity Escrow Fund and the Adjustment Escrow Fund together are herein referred to in the aggregate as the “Escrow Fund.” The Signing Members and any Permitted Transferees (as defined below), for as long as they continue to own any portion of the Escrow Fund, are referred to herein as the “Owners.” The Escrow Agent shall maintain a separate account for each Owner’s portion of the Indemnity Escrow Fund and for each Owner’s portion of the Adjustment Escrow Fund.

(b)          The LIBB Representative (on behalf of the Members) and the Committee (on behalf of the Parent Indemnitees) hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. The Escrow Agent shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Holdco. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(c)          Except as herein provided, the Owners shall retain all of their rights as stockholders of Holdco with respect to shares of Holdco Common Stock constituting the Escrow Fund during the period the Escrow Fund is held by the Escrow Agent (the “Escrow Period”), including, without limitation, the right to vote their shares of Holdco Common Stock included in the Escrow Fund.

(d)          During the Escrow Period, all dividends payable with respect to the shares of Holdco Common Stock included in the Escrow Fund shall be paid by Holdco directly to the Owners (or if received by the Escrow Agent, promptly forwarded to the Owners (as directed by the LIBB Representative), except that any dividends payable in stock or other securities (“Securities Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Indemnity Escrow Fund” shall be deemed to include the Securities Dividends distributed thereon, if any, and the “Adjustment Escrow Fund” shall be deemed to include the Securities Dividends distributed thereon, if any.

(e)          During the Escrow Period, except to the Parent Indemnitees as provided herein or with the prior written consent of Holdco, no sale, transfer or other disposition may be made of any or all of the shares of Holdco Common Stock in the Escrow Fund except (i) to a Permitted Transferee (as hereinafter defined), (ii) by virtue of the laws of descent and distribution upon death of any Owner, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. As used in this Agreement, the term “Permitted Transferee” shall include: (x) members of an Owner’s Immediate Family (as hereinafter defined); (y) an entity in which (A) an Owner and/or members of an Owner’s Immediate Family directly or indirectly beneficially own 100% of such entity’s voting and non-voting equity securities, or (B) an Owner and/or a member of such Owner’s Immediate Family is a general partner and in which such Owner and/or members of such Owner’s Immediate Family directly or indirectly beneficially own 100% of all capital accounts of such entity; and (z) a revocable trust established by an Owner during his lifetime for the benefit of such Owner or for the exclusive benefit of all or any of such Owner’s Immediate Family. As used in this Agreement, the term “Immediate Family” means, with respect to any Owner, a spouse, parents, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are members of an Immediate Family of the Owner). In connection with and as a condition to each permitted transfer, the Permitted Transferee shall deliver to the Escrow Agent an assignment (separate from certificate) executed by the transferring Owner, with medallion signature guaranty, or where applicable, an order of a court of competent jurisdiction, evidencing the transfer of shares to the Permitted Transferee, together with three (3) assignments (separate from certificate) executed in blank by the Permitted Transferee, with medallion signature guaranties, with respect to the shares transferred to the Permitted Transferee. Upon receipt of such documents, the Escrow Agent shall deliver to Holdco’s transfer agent the original stock certificate out of which the assigned shares are to be transferred, together with the executed assignment separate from certificate executed by the transferring Owner, or a copy of the applicable court order, and shall request that Holdco issue new certificates representing (x) the number of shares, if any, that continue to be owned by the transferring Owner, and (y) the number of shares owned by the Permitted Transferee as the result of such transfer. Holdco, the transferring Owner and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, no Owner shall pledge or grant a security interest in such Owner’s shares of Holdco Common Stock included in the Escrow Fund or grant a security interest in such Owner’s rights under this Agreement.

2.          (a)          The Committee, on behalf of the Parent Indemnitees, may make a claim for indemnification pursuant to the Merger Agreement (“Indemnification Claim”) against the Indemnity Escrow Fund by giving notice (a “Notice”) to the LIBB Representative (with a copy to the Escrow Agent) specifying (i) the covenant, representation, warranty, agreement, undertaking or obligation contained in the Merger Agreement which it asserts has been breached or otherwise entitles the Parent Indemnitees to indemnification, (ii) in reasonable detail, the nature and actual or estimated dollar amount of any Indemnification Claim, and (iii) whether the Indemnification Claim results from a Third Party Claim against Parent Indemnitees; provided, that the copy provided to the Escrow Agent may be redacted for confidential, proprietary or privileged information. The Committee also shall deliver to the Escrow Agent (with a copy to the LIBB Representative (and affirmatively confirm receipt by the LIBB Representative)), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to the LIBB Representative.

(b)          If the LIBB Representative shall give a notice to the Committee (with a copy to the Escrow Agent) (a “Counter Notice”), within 30 days following the date of receipt by the LIBB Representative of the Notice, disputing whether the Indemnification Claim is indemnifiable under the Merger Agreement, the Committee and the LIBB Representative shall attempt to resolve such dispute by voluntary settlement as provided in paragraph 2(c) below. If no Counter Notice with respect to an Indemnification Claim is received by the Escrow Agent from the LIBB Representative within such 30-day period, the Indemnification Claim shall be deemed to be an Established Claim (as hereinafter defined) for purposes of this Agreement.

(c)          If the LIBB Representative delivers a Counter Notice to the Escrow Agent, the Committee and the LIBB Representative shall, during the period of 30 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute with respect to which the Counter Notice was given. If the Committee and the LIBB Representative shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof. If the Committee and the LIBB Representative shall be unable to reach a settlement with respect to a dispute, such dispute shall be resolved by arbitration pursuant to paragraph 2(d) below.

(d)          If the Committee and the LIBB Representative cannot resolve a dispute prior to expiration of the 30-day period referred to in paragraph 2(c) above (or such longer period as the parties may have agreed to in writing), then such dispute shall be submitted (and either party may submit such dispute) for arbitration in accordance with Section 10. For the avoidance of doubt, nothing in this Section 2 will affect the rights and obligations of the parties with respect to Third Party Claims under Section 7.2 of the Merger Agreement.

(e)          As used in this Agreement, “Established Claim” means any (i) direct Indemnification Claim deemed established pursuant to the last sentence of paragraph 2(b) above, (ii) direct Indemnification Claim resolved in favor of Parent Indemnitees by settlement pursuant to paragraph 2(c) above, resulting in a dollar award to Parent Indemnitees, (iii) direct Indemnification Claim established by the decision of an arbitrator pursuant to paragraph 2(d) above, resulting in a dollar award to Parent Indemnitees, (iv) Third Party Claim that has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction, or (v) Third Party Claim that the Committee and the Representative have jointly notified the Escrow Agent has been settled in accordance with the provisions of the Merger Agreement; provided, however, that an Indemnification Claim shall not be deemed an Established Claim to the extent that no amount is payable pursuant to Section 7.4(b) of the Merger Agreement.

(f)          (i)          Promptly after an Indemnification Claim becomes an Established Claim, the Committee and the LIBB Representative shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to Parent Indemnitees, and the Escrow Agent promptly shall pay to Parent Indemnitees, an amount equal to the aggregate dollar amount of the Established Claim (or, if at such time there remains in the Escrow Fund less than the full amount so payable, the full amount remaining in the Escrow Fund).

(ii)         Payment of an Established Claim shall be made from the Indemnity Escrow Fund pro rata from the Indemnity Escrow Fund account maintained on behalf of each Owner. For purposes of each payment, the shares of Holdco Common Stock shall be valued at the Fair Market Value (as defined below). However, in no event shall the Escrow Agent be required to calculate Fair Market Value or make a determination of the number of shares to be delivered to Holdco in satisfaction of any Established Claim; rather, such calculation shall be included in and made part of the Joint Notice. The Escrow Agent shall transfer to the Parent Indemnitees out of the Indemnity Escrow Fund that number of shares of Holdco Common Stock necessary to satisfy each Established Claim, as set out in the Joint Notice. Any dispute between the Committee and the LIBB Representative concerning the calculation of Fair Market Value or the number of shares necessary to satisfy any Established Claim, or any other dispute regarding a Joint Notice, shall be resolved between the Committee and the LIBB Representative in accordance with the procedures specified in paragraph 2(d) above, and shall not involve the Escrow Agent. Each transfer of shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to Holdco one or more stock certificates held in each Owner’s Indemnity Escrow Fund account evidencing not less than such Owner’s pro rata portion of the aggregate number of shares specified in the Joint Notice, together with assignments (separate from certificate) executed in blank by such Owner and completed by the Escrow Agent in accordance with instructions included in the Joint Notice. Upon receipt of the stock certificates and assignments, Holdco shall deliver to the Escrow Agent new certificates representing the number of shares owned by each Owner after such payment. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in shares of Holdco Common Stock may be made notwithstanding any other agreements restricting or limiting the ability of any Owner to sell any shares of Holdco stock or otherwise. The Committee and the LIBB Representative shall be required to exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice. As used herein, “Fair Market Value” means the volume-weighted average price for a share of Holdco Common Stock, as reported by Bloomberg, L.P. (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by Holdco), for the twenty (20) consecutive trading days ending on the trading day immediately prior to the Measurement Date, or if such volume-weighted average price is unavailable, the average of the closing sale price of one share of Holdco Common Stock for such period as reported on the primary exchange on which Holdco Common Stock is traded or reported, or if such closing sale price is unavailable, the average of the closing bid price of one share of Holdco Common Stock for such period as reported by the OTCBB. As used herein, “Measurement Date” means (x) the day an Established Claim is paid with respect to Indemnification Claims paid on or before the Escrow Termination Date and (y) the Escrow Termination Date with respect to shares constituting the Pending Claims Reserve.

(iii)        Notwithstanding anything herein to the contrary, at such time as an Indemnification Claim has become an Established Claim, the LIBB Representative shall have the right, in its sole discretion, to substitute for any or all of the shares of Holdco Common Stock that otherwise would be paid in satisfaction of such claim (such amount of shares actually substituted, the “Claim Shares”), cash in an amount equal to the Fair Market Value of the Claim Shares (“Substituted Cash”). In such event (i) the Joint Notice shall include a statement describing the substitution of Substituted Cash for the Claim Shares, and (ii) substantially contemporaneously with the delivery of such Joint Notice, the LIBB Representative shall cause currently available funds to be delivered to the Escrow Agent in an amount equal to the Substituted Cash. Upon receipt of such Joint Notice and Substituted Cash, the Escrow Agent shall (y) in payment of the Established Claim described in the Joint Notice, deliver the Substituted Cash to the Parent Indemnitees in lieu of the Claim Shares in which they were paid (along with any shares of Holdco Common Stock other than Claim Shares used to satisfy the claim), and (z) cause the Claim Shares to be returned to the Owners, as directed by the LIBB Representative (which will be based on the portion of Substituted Cash provided by each Owner, which is not required to be pro rata based on their ownership of the Escrow Fund as of the date of this Agreement).

3.          (a)          On the first Business Day after the Escrow Termination Date, upon receipt of a Joint Notice, the Escrow Agent shall distribute and deliver to each Owner certificates representing shares of Holdco Common Stock then in such Owner’s account in the Escrow Fund equal to the original number of shares placed in such Owner’s account less that number of shares in such Owner’s account equal to the sum of (i) the number of shares applied in satisfaction of Indemnification Claims made prior to that date or released as Claim Shares pursuant to Section 2(f)(iii) and (ii) the number of shares in the Pending Claims Reserve allocated to such Owner’s account, as provided in the following sentence. If, at such time, there are any Indemnification Claims with respect to which Notices have been received, but in respect of which the Escrow Agent has not been notified that such claim has been resolved pursuant to Section 2 hereof, or in respect of which the Escrow Agent has not been notified of a settlement or notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in any such case, “Pending Claims”), and which, if resolved or finally determined in favor of the Parent Indemnitees, would result in a payment to the Parent Indemnitees, the Escrow Agent shall retain in the Pending Claims Reserve that number of shares of Holdco Common Stock having a Fair Market Value equal to the dollar amount for which indemnification is sought in such Indemnification Claim, allocated pro rata from the account maintained on behalf of each Owner. The Committee and the LIBB Representative shall certify to the Escrow Agent the Fair Market Value to be used in calculating the Pending Claims Reserve and the number of shares of Holdco Common Stock to be retained therefor. If any Pending Claim is or thereafter becomes an Established Claim, the Committee and the LIBB Representative shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to deliver to Holdco the number of shares in the Pending Claims Reserve in respect thereof determined in accordance with paragraph 2(f) above and to deliver to each Owner the remaining shares in the Pending Claims Reserve allocated to such Pending Claim, all as specified in a Joint Notice. If any Pending Claim is resolved against Holdco, the Committee and the LIBB Representative shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner its pro rata portion of the number of shares allocated to such Pending Claim in the Pending Claims Reserve.

(b)          As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of shares of Holdco Common Stock in the Indemnity Escrow Fund having a Fair Market Value equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims).

4.          Not later than three (3) Business Days after (i) if there are no Items of Dispute, the thirtieth (30th) calendar day after the Independent Parties’ receipt of the Closing Net Working Capital Statement, or (ii) if there are Items of Dispute, the day such Items of Dispute are finally resolved in accordance with the Section 1.5(d) of the Merger Agreement, the Committee and the LIBB Representative shall deliver a joint notice (the “Adjustment Notice”) to the Escrow Agent instructing the Escrow Agent to, and the Escrow Agent shall, (i) transfer to Holdco the aggregate number of Adjustment Escrow Shares determined under Section 1.5(d)(iv) of the Merger Agreement, pro rata from each Owner’s Adjustment Escrow Fund account (or, if at such time there remains in the Adjustment Escrow Fund less than such number of shares, the full number of shares remaining in the Adjustment Escrow Fund), and (ii) thereafter distribute and deliver to each Owner certificates representing any shares of Holdco Common Stock remaining in such Owner’s Adjustment Escrow Fund account. However, in no event shall the Escrow Agent be required to calculate the number of Adjustment Escrow Shares to be transferred to Holdco under Section 1.5(d)(iv) of the Merger Agreement, which amounts shall be set forth in the Adjustment Notice. Each transfer of Adjustment Escrow Shares to Holdco shall be made by the Escrow Agent delivering to Holdco one or more stock certificates held in each Owner’s Adjustment Escrow Fund account evidencing not less than such Owner’s pro rata portion of the aggregate number of shares specified in the Adjustment Notice, together with assignments (separate from certificate) executed in blank by such Owner and completed by the Escrow Agent in accordance with instructions included in the Adjustment Notice. Upon receipt of the stock certificates and assignments, Holdco shall deliver to the Escrow Agent for distribution to the Owners in accordance with this Section 4 new certificates representing the number of shares owned by each Owner after such transfer.

5.          Notwithstanding anything to the contrary contained in this Agreement, no portion of the Escrow Fund shall be issued and delivered to any Owner until such time as the Company Certificates representing the Company Membership Units in respect of which the Escrow Shares were initially issued shall have been surrendered as provided by Section 1.6 of the Merger Agreement (or an affidavit in lieu thereof shall have been delivered as provided by Section 1.8 of the Merger Agreement). In the event a distribution of a portion of the Escrow Fund is to be made prior to such surrender, the portion of the Escrow Fund to which the Owner is otherwise entitled shall be delivered in trust to Holdco, which shall hold such portion of the Escrow Fund pending surrender of such Company Certificates or expiration of any period resulting in escheatment or forfeiture of same.

6.            The Escrow Agent, the Committee and the Representative shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Holdco and the Owners in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

7.            (a)          The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b)          The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c)          The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to Parent Indemnitees pursuant to the terms of this Agreement or, if such notice is disputed by the Committee or the LIBB Representative, the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay to Parent Indemnitees the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(d)          The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 5(g), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e)          The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by the Committee and the LIBB Representative. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court of competent jurisdiction that it reasonably deems appropriate.

(f)          The Escrow Agent shall be indemnified and held harmless by Holdco and the Members from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent or its affiliates. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in the any state or federal court located in New York County, State of New York. Notwithstanding the foregoing, solely as between Holdco and the LIBB Representative on behalf of the Members, each of the Members shall be indemnified and held harmless by Holdco from and against any and all losses, damages, liability, costs and expenses (including without limitation reasonable legal fees) incurred or suffered by such Member that arises out of or relates to it obligation to indemnify the Escrow Agent pursuant to this Section 7(f).

(g)          The Escrow Agent shall be entitled to reasonable compensation from Holdco for all services rendered by it hereunder in accordance with the amounts set forth on Schedule A hereto. The Escrow Agent shall also be entitled to reimbursement from Holdco for all reasonable documented out-of-pocket expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(h)          From time to time on and after the date hereof, the Committee and the LIBB Representative shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(i)          Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own or its affiliates’ gross negligence or its own or its affiliates’ willful misconduct.

8.           This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Merger Agreement.

9.           This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by Holdco, the Committee, the LIBB Representative and the Escrow Agent.

10.         All disputes arising under this Agreement between the Committee, Holdco and the LIBB Representative, including a dispute arising from a party’s failure or refusal to sign a Joint Notice (any of the foregoing, a “Dispute”), shall be submitted to arbitration to the American Arbitration Association (“AAA”) in New York, New York and finally settled under the AAA Commercial Arbitration Rules (the “Rules”), unless otherwise agreed, by an arbitral tribunal composed of three (3) arbitrators, at least one (1) of whom shall be an attorney experienced in corporate transactions, appointed by agreement of the parties to such Dispute in accordance with said Rules. In the event such parties fail to agree upon a panel of arbitrators from the first list of potential arbitrators proposed by the AAA, the AAA will submit a second list in accordance with such Rules. In the event such parties shall have failed to agree upon a full panel of arbitrators from such second list, any remaining arbitrators to be selected shall be appointed by the AAA in accordance with such Rules. If at the time of the arbitration the parties to such Dispute agree in writing to submit the dispute to a single arbitrator, such single arbitrator shall be appointed by agreement of such parties in connection with the foregoing procedure or failing such agreement by the AAA in accordance with such Rules. All arbitrators shall be neutral arbitrators and subject to the Rules. The arbitrators shall apply the laws of the State of New York, shall not have the authority to add to, detract from, or modify any provision hereof. To the extent that the Rules and this Agreement are in conflict, the terms of this Agreement shall control. A decision by a majority of the arbitrators shall be final, conclusive and binding and may be entered and enforced in any court of competent jurisdiction. The arbitrators shall deliver a written and reasoned award with respect to the dispute to each of the parties to the dispute, difference, controversy or claim, who shall promptly act in accordance therewith. Time is of the essence and the proceedings shall be streamlined and efficient. The arbitration proceedings conducted pursuant hereto shall be confidential. No party shall disclose any information about the arbitration proceedings or the evidence adduced by the other parties in any arbitration proceeding or about documents provided by the other parties in connection with the arbitration proceeding except in the course of a judicial, regulatory or arbitration proceeding or as may be requested by a governmental authority or as required or advisable under law or exchange rules. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other parties reasonable written notice of the intended disclosure. The parties shall sign, and the arbitrator, expert witnesses and stenographic reporters shall be asked to sign, appropriate non-disclosure agreements or orders in order to effectuate this Agreement of the parties as to confidentiality. The provisions of this Section 10 may be enforced in any court having jurisdiction over the award or any of the parties or any of their respective assets, and judgment on the award (including equitable remedies) granted in any arbitration hereunder may be entered in any such court. Nothing contained in this Section10 shall prevent any party from seeking injunctive or other equitable relief from any court of competent jurisdiction, without the need to resort to arbitration.

11.         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its choice of law principles). Subject to paragraph 10, each party hereby irrevocably submits to the exclusive jurisdiction of any federal or state court located in the county of New York, State of New York in respect of any action, suit or proceeding arising in connection with this Agreement and the transactions contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph 11 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of paragraph 13. Such service of process shall have the same effect as if the party being served were a resident of the State of New York and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to service process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts.

12.         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

13.         All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier with affirmative confirmation of receipt and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

A.           If to the LIBB Representative, to it at:

Philip Thomas
c/o Long Island Brand Beverages LLC
P.O. Box 845
Long Beach, New York 11561
Telephone:
Facsimile:
E-mail:

with a copy to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attention: Sarah Williams
Telephone: (212) 370-1300
Facsimile: (212) 370-7889
Email: swilliams@egsllp.com

B.           If to Holdco or the Committee, to it at:

Paul Vassilakos
180 Madison Avenue
Suite 1702
New York, N.Y. 10016
Telephone:
Facsimile:
E-mail:

with a copy to: Graubard Miller 405 Lexington Avenue, 11th Floor New York, N.Y. 10174 Attention: David Alan Miller, Esq. Telephone: (212) 818-8800 Facsimile: (212) 818-8881 Email: dmiller@graubard.com

C.           If to the Escrow Agent, to it at:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attention: Mark Zimkind
Telecopier No.: 212-509-5150

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

14.         This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of each of the parties hereto; provided, however, that if (a) the LIBB Representative is replaced in accordance with the terms of the Merger Agreement, the replacement LIBB Representative shall automatically become a party to this Agreement as if it were the original LIBB Representative hereunder upon providing (i) written notice to the Escrow Agent and the Committee of such replacement and accepting its rights and obligations under this Agreement and (ii) the Escrow Agent with any documentation reasonably required by the Escrow Agent from such replacement LIBB Representative to comply with applicable law and the Escrow Agent’s internal procedures or (b) the Committee is replaced in accordance with the terms of the Merger Agreement, the replacement Committee shall automatically become a party to this Agreement as if it were the original Committee hereunder upon providing (i) written notice to the Escrow Agent and the LIBB Representative of such replacement and accepting its rights and obligations under this Agreement and (ii) the Escrow Agent with any documentation reasonably required by the Escrow Agent from such replacement Committee to comply with applicable law and the Escrow Agent’s internal procedures. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

15.         In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or entities or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

16.         No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor will any single or partial exercise of any such right preclude any other (or further) exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to or exclusive of, any rights or remedies otherwise available to a party hereunder.

17.         The terms and provisions of this Agreement (including the Exhibits hereto, which are hereby incorporated by reference herein) constitute the entire agreement between the Escrow Agent and the other parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing, as between Holdco, the Committee and the LIBB Representative, the terms of the Merger Agreement shall control and govern over the terms of this Agreement in the event of any conflict or inconsistency between this Agreement and the Merger Agreement. The actions of the Escrow Agent shall be governed solely by this Agreement.

18.         (a)          If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be submitted to arbitration pursuant to paragraph 10 of this Agreement.

(b)          All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered and, if applicable, shall clearly specify the aggregate dollar amount due and payable to Holdco.

(c)          This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

[Signatures are on following page]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Escrow Agreement as of the date first above written.

HOLDCO:

LONG ISLAND ICED TEA CORP.

By:
Name:
Title:

THE LIBB REPRESENTATIVE:

Phil Thomas, in his capacity as the LIBB Representative under the Merger Agreement on behalf of the Members, and not in his personal capacity

THE ESCROW AGENT:

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY

By:
Name:
Title:

[Signature Page to Escrow Agreement]

Schedule A
Escrow Agent Fee Schedule

Item	Amount
Review of the Agreement	$1500
Any subsequent review if the Agreement is extended	$1500
Monthly fee during the Escrow Period	$500